Exhibit 10.3

T-MOBILE AGREEMENT (AS TRANSLATED INTO ENGLISH)

Contract

between

T-Mobile Deutschland GmbH

Landgrabenweg 151

53227 Bonn

-in the following called T-Mobile-

and

Intac International Holdings Limited

Unit 3-5, 17/F, Clifford Centre

778-784 Cheung Sha Wan Road,

Kowloon, Hong Kong

-in the following called Intac-

concerning

PURCHASE OF USED GSM END DEVICES WITHIN THE “TRADE-IN” CONCEPT

§ 1 Items of contract

The subject of the contract is the purchase of used GSM equipment within the “Trade-In” concept.

§ 2 Proffer services of T-Mobile

1.               Monthly, T-Mobile will prepare a report with all the offered GSM end equipment (“GB-Mobiles”) to Intac and fax this to Intac. The report will include the following:

-                    category

-                    name of the equipment

-                    number of devices

-                    end-price

2.               T-Mobile commits to offering only workable GB-Mobiles.

3.               T-Mobile will test the offered GB-Mobiles. The test function will include switching the GB-Mobile on and inspecting the condition of the storage battery.

§ 3 Proffer services of Intac

1.               Intac commits to buying the offered GB-Mobiles within the “Trade-in” concept listed in the monthly report provided by T-Mobile.

2.               Intac will prepare a list of orders and send this to T-Mobile.

§ 4 Proffer services to the contracting companies

1.               Intac and T-Mobile commit to implement the purchase of GB-Mobiles within the contract of the “Trade-In” concept in Germany exclusive with one and another.

2.               Intac will take delivery of the GB-Mobiles at a place specified by T-Mobile’s logistic partners.

§ 5 Payments

1.               To set the prices, the GB-Mobiles are divided into different categories. The categories are classed with special prices. The categories are updated quarterly.

2.               GB-Mobiles not listed will be automatically allocated to the lowest category.

3.               The agreed prices are net prices, plus legal sales tax.

4.               Payments are made by cash in advance.

§ 6 Supply commitment

1.               The sales commitment always includes the shipping, the GB-Mobile, the storage battery and the battery charger.

2.               The GB-Mobiles are offered completely according to the supply commitment, either in the original boxes or in a white-box.

3.               The delivery of the GB-Mobile will not be by category.

§ 7 Liability

1.               T-Mobile is fully liable in case of intentional misconduct. In addition, T-Mobile is unconditionally liable in case of claims made concerning life, body and health. T-Mobile is liable for grossly and general negligence, when an essential duty of contract has failed. A liability of T-Mobile within the law of products isn’t affected.

2.               T-Mobile isn’t liable in case of damages, caused by force majeure or by unpredictable and temporary events that can’t be controlled by T-Mobile.

3.               The transfer of risk to Intac is at the point of delivery by the logistic partner of T-Mobile.

§ 8 Other determinations

1.               The used GB-Mobiles are sold with the exclusion of warranty for quality. Also the general terms and conditions for telecommunication resellers (state: September 2002) of T-Mobile are valid, unless otherwise stated in the contract.

2.               This contract doesn’t include the existing sale of used equipment to Intac.

3.               The “Trade-In” concept (state: November 2002) is part of this contract.

§ 9 Final determinations

1.               The duration of the contract commences with the execution of this agreement and ends on December 31, 2004.  This contract will automatically extend for a further year, unless previously cancelled by one of the parties no later than three months before the calendar year end.

2.               Changes and supplements to this contract are to be made in writing. To terminate this contract notice must also be given in writing.

3.               If any portion of this contract is deemed illegal or if something is missed in the contract, this has no impact on the legality of the remaining portions of the contract. The illegal portion will be amended to be made legal with no change to the meaning and purpose.

4.               If disputes or conflicts arise between the two contracting parties they will try to find a mutually agreeable solution, without the need to go to court.  If the two parties are unable to reach a mutually agreeable solution, the contracting parties agree for a court in Bonn to resolve any conflicts.

Bonn, 30/10/02

Enclosed:

List of used GSM-equipment

/s/ Wei Zhou

Wei Zhou
Intac International Holdings Limited

/s/ Michael Schuld

Michael Schuld
Director
T-Mobile Deutschland GmbH